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                                                                     EXHIBIT 5.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Sponsors and Trustee of Defined Asset Funds Municipal Defined Fund Series
15:



We consent to the use in this Registration Statement No. 333-44554 of our report dated September 22, 2000 relating to the Statement of Condition of Defined Asset Funds Municipal Defined Fund Series 15, and to the reference to us under the heading "How the Fund Works--Auditors" in the Prospectus which is a part of this Registration Statement.



DELOITTE & TOUCHE LLP
New York, NY
September 22, 2000